UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
ST. LAWRENCE SEAWAY CORPORATION
(Name of Registrant As Specified In Its Charter)
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ST. LAWRENCE SEAWAY CORPORATION

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

We are furnishing the attached Information Statement to the holders of common stock of St. Lawrence Seaway Corporation, a Delaware corporation (the “Company”).  The purpose of the Information Statement is to notify stockholders that the Board of Directors of the Company (the “Board”) and the holders of more than a majority of our common stock (approximately 81%) (the “Voting Stockholders”), have taken and approved actions to amend various provisions of the Company’s Certificate of Incorporation, and to approve and adopt an Amended and Restated Certificate of Incorporation for the Company which includes the approved amendments.  The amendments to our Certificate of Incorporation and certain provisions of the Amended and Restated Certificate of Incorporation are described in this Information Statement.

The amendments to the Company’s Certificate of Incorporation will not be effective until the Company files its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to accomplish the amendments discussed herein.  The Amended and Restated Certificate of Incorporation will not be filed until on or after             , 2011.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  As described in this Information Statement, the foregoing actions have been approved by stockholders representing more than a majority of the voting power of our outstanding shares of common stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above.  You are urged to read the Information Statement in its entirety for a description of the action taken by certain stockholders representing more than a majority of the voting power of our outstanding shares of common stock.

The Information Statement is being made available on or about April     , 2011 to stockholders of record as of March 22, 2011, the record date for determining our stockholders eligible to consent in writing to the matters discussed above and entitled to notice of those matters.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT.  THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

/s/ Patrick R. McDonald
Chief Executive Officer and Director

ST. LAWRENCE SEAWAY CORPORATION

1700 Broadway

Suite 2020

Denver, Colorado  80290

(720) 407-7043

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

INTRODUCTION

Stockholder Actions

We are disseminating this Information Statement to notify you that certain stockholders (the “Voting Stockholders”), being the owners of more than a majority of the voting power of the Company’s outstanding shares of common stock, delivered written consent to the Company on March 22, 2011 to approve various amendments to our Certificate of Incorporation and to approve the form and terms of the Company’s Amended and Restated Certificate of Incorporation (collectively the “Actions”).  The amendments to the Company’s Certificate of Incorporation and the Actions are with respect to:

a.               An amendment to the Company’s Certificate of Incorporation changing the Company’s name to Carbon Natural Gas Company.

b.              An amendment to the Company’s Certificate of Incorporation to provide that the capital stock of the Company be increased to 101,000,000 shares, including 100,000,000 shares of common stock  and 1,000,000 shares of preferred stock, each with a par value of $0.01 per share.

c.               An amendment to the Company’s Certificate of Incorporation to delete any and all references to the Class A Common Stock.

d.              Other conforming amendments to the Company’s Certificate of Incorporation and thereafter to approve the Amended and Restated Certificate of Incorporation of Carbon Natural Gas Company in the form attached hereto as Exhibit A.

Forward Looking Statements

This Information Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Vote Required

We are not seeking consent, authorizations, or proxies from you. The vote which was required to approve the amendments to our Certificate of Incorporation was the affirmative vote of the holders of a majority of the Company’s voting stock.

On March 22, 2011 (the “Record Date”), there were 47,518,739 shares of the Company’s common stock issued and outstanding.  Each share of common stock is entitled to one vote.  No other classes of stock of the Company are issued and outstanding.

The Delaware General Corporation Law (the “DGCL”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders.  In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.  The Company obtained the written consent of its majority stockholders who as of the Record Date owned approximately 81% of the Company’s voting stock.  The written consent satisfies the stockholder approval requirement for the Actions.  Accordingly, under the DGCL no other Board or stockholder approval is required in order to effect the Actions.

Effective Date

The Actions were unanimously approved by the Board by written consent.  Thereafter, the Actions were approved by the Voting Stockholders who hold more than a majority of the voting power of the Company’s outstanding shares of common stock.

This Information Statement is being made available on or about April     , 2011 to the Company’s stockholders of record as of the Record Date.  The Actions will be effective when the Company’s Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State.  The Company will not make any filing until on or after April     , 2011, a date that is more than 20 calendar days after this Information Statement is first sent to our stockholders.

Because each of the Actions is with respect to an amendment of the Company’s Certificate of Incorporation the effective date will be when the Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State (which date may occur later due to administrative issues with respect to the filing requirements or at a time in the discretion of the Board).  The time at which any or all of the amendments to the Company’s Certificate of Incorporation approved by the stockholders is filed with the Delaware Secretary of State remains in the discretion the Board.

The expenses of distributing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of the Company’s common stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to any of the Actions.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Record Date and Security Ownership of Certain Beneficial Owners and Management

As of the Record Date the Company had 47,518,739 shares of its common stock issued and outstanding.  The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Company’s outstanding common stock as of the Record Date.  The business address for each of the Company’s officers and directors is 1700 Broadway, Suite 2020, Denver, Colorado  80290.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(2)

5% Stockholders

Yorktown Energy Partners V, L.P. 410 Park Avenue, 19th Floor New York, NY 10022	17,938,309	37.8%

Yorktown Energy Partners VI, L.P., 410 Park Avenue, 19th Floor New York, NY 10022	17,938,309	37.8%

RBCP Energy Fund Investments, LP c/o Cadent Energy Partners, LLC 4 High Ridge Park, Suite 303 Stamford, CT 06905	8,153,777	17.2%

Name of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(2)	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class – Total

Executive Officers and Directors

Bryan H. Lawrence, Director(3)	35,876,618	75.5%	—	35,876,618	75.5%

Peter A. Leidel, Director (4)	35,876,618	75.5%	—	35,876,618	75.5%

Paul G. McDermott, Director (5)	8,153,777	17.2%	32,616	8,186,393	17.2%

David H. Kennedy, Director	163,076	*	73,384	236,460	*

Patrick R. McDonald, Director, President and Chief Executive Officer(6)	1,991,153	4.2%	2,446,133	4,437,286	8.9%

Kevin D. Struzeski, Chief Financial Officer, Treasurer and Secretary	407,689	*	163,076	570,765	1.2%

Mark D. Pierce, General Manager of Nytis Exploration Company LLC	40,769	*	—	40,769	*

All directors and executive officers as a group (seven persons) (7)	46,633,082	98.1%	2,715,209	49,348,291	98.2%

* less than 1%

(1)  Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)  Percentages are rounded to the nearest one-tenth of one percent.  The percentage of class is based on 47,518,739 shares of common stock issued and outstanding as of the date of this Information Statement.

(3)  Includes 17,938,309 shares owned by Yorktown Energy Partners V, LP and 17,938,309 shares owned by Yorktown Energy Partners VI, LP over which Mr. Lawrence and Mr. Leidel have voting and investment power.

(4)  Includes 17,938,309 shares owned by Yorktown Energy Partners V, LP and 17,938,309 shares owned by Yorktown Energy Partners VI, LP over which Mr. Leidel and Mr. Lawrence have voting and investment power.

(5)  Includes 8,153,777 shares owned by RBCP Energy Fund Investments, LP, over which Mr. McDermott has voting and investment power.

(6)  Includes (i) 482,704 shares owned by McDonald Energy, LLC over which Mr. McDonald has voting and investment power, and (ii) stock purchase warrants held by McDonald Energy, LLC exercisable for 2,446,133 shares of common stock.

(7)  The shares over which both Mr. Lawrence and Mr. Leidel have voting and investment power are not duplicated for purposes of these calculations.

Change of Control Transactions

On February 14, 2011, the Company closed the January 31, 2011 Agreement and Plan of Merger (the “Merger Agreement”), between (i) the Company and its subsidiary St. Lawrence Merger Sub, Inc. (“Merger Co.”), a Delaware corporation, and (ii) Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”).  As a result, Merger Co. was merged with and into Nytis USA, and Nytis USA is a surviving subsidiary of the Company.  This transaction is referred to as the “Merger.”  The Merger was an all stock-for-stock transaction.

As a result of the Merger, the Company now has 47,518,739 shares of common stock outstanding.  Because approximately 99% of the outstanding common shares represent the shares issued by the Company at the closing of the Merger, the Merger has resulted in a change of control of the Company.  Pursuant to the terms of the transaction on February 14, 2011, the persons serving as the Company’s executive officers resigned from the executive offices they held with the Company, and the Company appointed new persons to serve as its executive officers.  Further, on February 14, 2011 the entire composition of the Board changed as a result of the Merger.

Interested Party Disclosure

Certain officers and directors of the Company hold options and/or stock purchase warrants that are exercisable for shares of our common stock.  Without the amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock, there would be too few shares of common stock to issue to these persons if they decided to exercise their options and/or stock purchase warrants.

Additionally, the name “Carbon Natural Gas Company” is the current name of a Delaware corporation controlled by Patrick R. McDonald, the CEO, President and Chairman of the Company.  The Company believes that the name “Carbon Natural Gas Company” is more descriptive of the Company’s business activities and will be in its best interest.  To accomplish the name change, the Company has agreed to “swap” names with the corporation currently named “Carbon Natural Gas Company” and as a consequence, the corporation controlled by Patrick R. McDonald will carry on under the name “St. Lawrence Seaway Corporation” and our name will be changed to “Carbon Natural Gas Company.”  No other consideration for obtaining the name is involved.

The Company believes these matters are the only direct or indirect interest in the Actions that any of its officers, directors or significant stockholders has.

DESCRIPTION OF STOCKHOLDER ACTIONS

Each of the Actions is with respect to proposed amendments to the Company’s Certificate of Incorporation.  The Actions are being effected primarily in an effort to allow the Company greater flexibility as it attempts to implement its business plan and anticipated operations.

Based on preliminary discussions with financial and legal advisors, the Company believes the Company needs to increase its authorized capital in an attempt to afford the Company greater flexibility to effect future acquisitions and implement its other anticipated operations.  The amendment to increase the Company’s authorized capital is intended solely to accomplish these purposes and is not otherwise intended to affect the rights of the Company’s existing stockholders.  However, if in the future we issue additional shares, stockholders may incur dilution.

To implement the Actions the Company expects to file its Amended and Restated Certificate of Incorporation.  By filing an Amended and Restated Certificate of Incorporation the Company will ensure that all amendments adopted to date and that will affect the Company’s charter documents going forward, are contained in a single document.  The Company believes this will help eliminate or reduce confusion for persons and stockholders who wish to review the Company’s Certificate of Incorporation.

In part because the Amended and Restated Certificate of Incorporation also contains non-substantive modifications to the Company’s Certificate of Incorporation (such as deleting references to a class of common stock that is no longer outstanding and deleting references to the original members of the Company’s board of directors and incorporator) Voting Stockholders approved the form and terms of the Amended and Restated Certificate of Incorporation as a whole.  These modifications did not modify the stockholders rights with respect to the Company or impose any new obligations on the Company.

The substantive amendments to the Company’s Certificate of Incorporation approved by Voting Stockholders are described below.

A.            Name Change to Carbon Natural Gas Company

Currently the Company’s legal name is St. Lawrence Seaway Corporation.  The Company believes that the continued use of the name St. Lawrence Seaway Corporation might result in market confusion regarding the Company’s current planned operations and business objectives.  The Company believes the name “Carbon Natural Gas Company” is more descriptive of the business operations in which the Company engages.

In addition to changing the Company’s legal name under Delaware law, the Company plans to notify the Financial Industry Regulatory Authority (“FINRA”) of the proposed name change and to work with FINRA to obtain a new trading symbol for its common stock.  However, the change of the Company’s name to Carbon Natural Gas Company may not be reflected in the general market until long after it is effective under Delaware law, and the Company may not be assigned a new trading symbol for some time (if at all).

B.            Increase in Authorized Capitalization and Elimination of Class A Common Stock

There are currently (i) 48,500,000 shares of common stock, (ii) 510,000 shares of Class A Common Stock and (iii) 1,000,000 shares of preferred stock authorized.  Included among the Actions is an amendment to increase our authorized common stock to 100,000,000 shares.  Other than to make available shares of common stock for issuance upon exercise of currently outstanding options and stock purchase warrants, the Company does not have definitive plans to issue any shares of common stock or preferred stock.

On January 21, 2010, the Board approved the redemption of all of the issued and outstanding Class A Common Stock and on March 12, 2010, the Corporation consummated such redemption which resulted in there being no shares of Class A Common Stock issued and outstanding.  The Board does not anticipate issuing any shares of Class A Common Stock in the future and believes that the continued reference to the Class A Common Stock in the Company’s Certificate of Incorporation is unnecessary and confusing.

Common Stock

The Voting Stockholders voted to increase the number of shares of the Company’s $0.01 par value common stock from 48,500,000 shares to 100,000,000 shares.  The Company must have sufficient shares to issue to holders of existing options and stock purchase warrants and desires to have shares of its common stock available for future strategic transactions to acquire or to finance the future acquisition of oil and gas assets and interests.  Following the Merger and the issuance of nearly all of the available shares of common stock to the Nytis USA stockholders, the Company does not believe that it has sufficient shares of common stock available to accomplish its near or long term business objectives.  Consequently, the Board recommended and the Voting Stockholders approved an increase in the number of shares of common stock we are authorized to issue to 100,000,000.  We anticipate that this will give us:

•                  Significant flexibility for future financing transactions by making a sufficient number of shares of authorized capital available for general corporate purposes, such as equity based compensation; and

•                  Significant flexibility to utilize our common stock to help effect any strategic transaction, such as the acquisition of assets or other business operations.

Subject to preferences that may be applicable to any preferred stock outstanding at the time (no preferred stock is currently issued and outstanding), the holders of outstanding shares of common stock are entitled to receive dividends from assets legally available at such times and in such amounts as the Board may from time to time determine.

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Cumulative voting for the election of directors is not required by Delaware law and is not provided for in the Company’s Certificate of Incorporation.

The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the Company’s liquidation, dissolution or winding up, the remaining assets legally available for distribution to stockholders, after payment of claims of creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time.

Anti-Takeover Effects

The increase in our authorized capital and any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of common stock or a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.  Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock.  Further, the increase in our authorized capital is being effected for the reasons stated above and is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Except for the possibility of the future issuance of shares of common stock and/or preferred stock, neither the Company’s Certificate of Incorporation nor its Bylaws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s Certificate of Incorporation or Bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended March 31, 2010, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov.  The Company’s Annual Report on Form 10-K for the year ended March 31, 2010, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: President, St. Lawrence Seaway Corporation, 1700 Broadway, Suite 2020, Denver, CO  80290, (720) 407-7043.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at President, St. Lawrence Seaway Corporation, 1700 Broadway, Suite 2020, Denver, CO  80290, (720) 407-7043.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Patrick R. McDonald
Patrick R. McDonald, President, Chief Executive Officer and Director

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ST. LAWRENCE SEAWAY CORPORATION

(to be known as CARBON NATURAL GAS COMPANY)

INTRODUCTION

Carbon Natural Gas Company was incorporated under the name St. Lawrence Seaway Corporation upon the filing of its original Certificate of Incorporation in the office of the Secretary of State of Delaware on August 22, 2007.

This Amended and Restated Certificate of Incorporation of Carbon Natural Gas Company (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, is hereby duly adopted pursuant to and in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law.

ARTICLE 1
Name

The name of the corporation is CARBON NATURAL GAS COMPANY.

ARTICLE 2
Registered Office and Address

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3
Purpose and Powers

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

ARTICLE 4
Capitalization

4.1           Authorized Shares.  The total number of shares of stock that the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, consisting of (i) One Hundred Million (100,000,000) shares of common stock, each with par value of $0.01 (the “Common Stock”) and (ii) One Million (1,000,000) shares of preferred stock, each with par value of $0.01 (the “Preferred Stock”).

4.2           Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of such Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding).  If the number of shares of any series is to be so decreased, the shares constituting such decrease shall resume the status of undesignated shares of Preferred Stock.

4.3           Dividends on Common Stock.  Subject to applicable law and rights, if any, of the holders of any outstanding class or series of Preferred Stock, dividends on the Common Stock may be declared and paid out of funds of the Corporation legally available therefor and shall be paid solely in the discretion of the Board of Directors.

4.4           Liquidation Rights.  In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Common Stock shall be entitled to receive the funds of the Corporation remaining for distribution to its stockholders (after any distribution required to be made to the holders of Preferred Stock).  For purposes of this Section 4.4, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntarily or involuntarily.

4.5           Voting Rights.  Each holder of record of Common Stock shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote.  Except as otherwise required by law or this Certificate of Incorporation (including any Certificate of Designation relating to Preferred Stock) holders of any class or series of Preferred Stock, shall not be entitled to voting rights.  Except as otherwise required by this Certificate of Incorporation (including any Certificate of Designation relating to Preferred Stock), no holders of Common Stock or Preferred Stock shall have preemptive rights.  In the election of directors, no stockholder shall be entitled to cumulate votes on behalf of any candidate.

ARTICLE 5
Directors

5.1           Management.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2           Number of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be not less than one nor more than twelve as fixed from time to time by or pursuant to the Bylaws of the Corporation.  Each director, other than a director who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.  Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE 6
Bylaws

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to make, alter, amend or repeal the Bylaws.

ARTICLE 7
Limitations of Directors’ Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except as to liability (i) for any breach of the director’s duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director of the Corporation shall be eliminated or limited to the fullest extent provided or permitted by the Delaware General Corporation Law, as so amended.  Any repeal or modification of this Article 7 shall not adversely affect any right or protection of a director of the Corporation under this Article 7 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 7, prior to such repeal or modification.

ARTICLE 8
Indemnification

8.1           The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

8.2           Expenses (including attorneys’ fees) incurred by a director or officer in defending or otherwise participating in any proceeding in advance of its final disposition shall be paid by the Corporation upon its receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under applicable law.  Such expenses (including attorneys’ fees) incurred by former directors, officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

8.3           The rights to indemnification and to the advance of expenses conferred by this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

8.4           Any repeal or modification of this Article 8 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 9
Amendments

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, as from time to time amended, in the manner now or hereafter prescribed by law; and all rights preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 9.  Except as otherwise provided by law and this Certificate of Incorporation, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of votes entitled to be cast by the holders of Common Stock; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation (including any Certificate of Designation relating to any series or class of Preferred Stock) which would alter or change the powers, preferences or special rights of any class or series of Preferred Stock so as to adversely affect them, the approval of a majority of the votes entitled to be cast by the holders of the shares of such class or series of Preferred Stock affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock.

ARTICLE 10
Transactions with Directors and Officers

The Corporation shall have the authority, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction.

ARTICLE 11
Compromise with Creditors

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending and restating the Certificate of Incorporation pursuant to the Delaware General Corporation Law, does hereby make and file this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this        day of April, 2011.

Kevin D. Struzeski,
Secretary and Treasurer